As filed with the Securities and Exchange Commission on April 10, 2008
Registration No. 333-108011

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Applied Signal Technology, Inc.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	77-0015491 (I.R.S. Employer Identification No.)

400 West California Avenue
Sunnyvale, California 94087

(Address of principal executive offices) (Zip code)

Applied Signal Technology, Inc. 2000 Stock Option Plan
(Full title of the plan)

Gary L. Yancey
President, Chief Executive Officer,
and Chairman of the Board
Applied Signal Technology, Inc.
400 West California Avenue
Sunnyvale, California 94087
(Name and address of agent for service)
Telephone number, including area code, of agent for service: (408) 749-1888
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

DE-REGISTRATION OF SHARES
     A total of 1,100,000 shares of common stock of Applied Signal Technology, Inc. (the “Company”) were registered in connection with the Applied Signal Technology, Inc. 2000 Stock Option Plan (the “2000 Plan”) by two separate registration statements on Form S-8 as follows: (a) 500,000 shares were registered by a registration statement on Form S-8, File No. 333-52308 filed on December 20, 2000 (the “2000 Registration Statement”), and (b) 600,000 shares were registered by a registration statement on Form S-8, File No. 333-108011 filed on August 15, 2003 (the “2003 Registration Statement”).
     In November 2007, the Board of Directors of the Company approved the termination of the 2000 Plan. Accordingly, no future option grants will be made pursuant to the 2000 Plan.
     This Post-Effective Amendment No. 1 is filed to deregister 365,035 shares of the Company’s common stock previously registered on the 2003 Registration Statement that remained available for future grant under the Registrant’s 2000 Plan upon its termination. Please note, however, that an aggregate of 555,325 remain subject to outstanding options previously granted under the 2000 Plan. Accordingly, the 2000 Registration Statement and the 2003 Registration Statement will remain in effect to cover the potential exercise of such outstanding options.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on April 10, 2008.

APPLIED SIGNAL TECHNOLOGY, INC.
By:	/s/ James E. Doyle
James E. Doyle
Vice President of Finance and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2008.

Signature	Title

/s/ Gary L. Yancey Gary L. Yancey	Chairman of the Board, Chief Executive Officer, and President (Principal Executive Officer)

/s/ James E. Doyle James E. Doyle	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Milton E. Cooper	Director

Milton E. Cooper

/s/ John P. Devine	Director

John P. Devine

/s/ David D. Elliman	Director

David D. Elliman

Director

Marie S. Minton

/s/ Robert J. Richardson	Director

Robert J. Richardson

/s/ John R. Treichler	Chief Technical Officer and Director

John R. Treichler